Stradley Ronon Stevens & Young, LLP 2005 Market Street Suite 2600 Philadelphia, PA 19103 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com

January 11, 2019

Board of Trustees

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)

11 Greenway Plaza, Suite 1000

Houston, Texas 77046-1173

Re:	Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as counsel to AIM Variable Insurance Funds (Invesco Variable Insurance Funds) (“AVIF”), a Delaware statutory trust, in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the “Registration Statement”). Pursuant to an Agreement and Plan of Reorganization (the “Agreement”), each series of AVIF identified on Exhibit A hereto (each an “Acquiring Fund”) will assume the assets and liabilities of the corresponding Oppenheimer open-end registered investment company, or series thereof, also identified on Exhibit A hereto (each an “Acquired Fund”) in exchange for shares of the corresponding Acquiring Fund, as set forth on Exhibit A (each, a “Reorganization” and collectively, the “Reorganizations”). The purpose of the Registration Statement is to register shares to be issued by each Acquiring Fund in connection with the Reorganizations.

We have reviewed the Fourth Amended and Restated Agreement and Declaration of Trust (“Trust Agreement”) and Second Amended and Restated By-Laws (“By-Laws”) of AVIF, in each case as amended to the date hereof, resolutions adopted by AVIF in connection with the Reorganizations, the form of Agreement, which has been approved by AVIF’s Board of Trustees, the Registration Statement and such other legal and factual matters as we have deemed appropriate.

We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of Delaware applicable to trusts formed under the Delaware Statutory Trust Act, as amended, excluding securities or “blue sky” laws of the State of Delaware.

We have assumed the following for purposes of this opinion:

1. The shares of each Acquiring Fund will be issued in accordance with AVIF’s Trust Agreement and By-Laws, each as amended to date, the Agreement, and resolutions of AVIF’s Board of Trustees relating to the creation, authorization and issuance of shares and the Reorganizations.

Philadelphia, PA • Harrisburg, PA • Malvern, PA • Cherry Hill, NJ • Wilmington, DE • Washington, DC • New York, NY • Chicago, IL

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2. The shares of each Acquiring Fund will be issued against payment therefor as described in the Agreement, and that such payment will have been at least equal to the net asset value of such shares.

On the basis of and subject to the foregoing, we are of the opinion that the shares of each Acquiring Fund to be issued to the corresponding Acquired Fund shareholders as provided in the Registration Statement and the Agreement are duly authorized, and when issued and paid for upon the terms provided in the Registration Statement and Agreement will be validly issued, fully paid, and non-assessable by AVIF.

Both the Delaware Statutory Trust Act, as amended, and the Trust Agreement provide that shareholders of AVIF shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law, as amended, to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust’s obligations to the extent that the courts of another state that does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of assets belonging to the Acquiring Fund (or allocable to the applicable Class, as defined in the Trust Agreement) for all loss and expense of any shareholder held personally liable for the obligations of the Acquiring Fund or such Class. Therefore, the risk of any shareholder incurring financial loss beyond his or her investment due to shareholder liability is limited to circumstances in which the Acquiring Fund or the applicable Class of the Acquiring Fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined by a court of competent jurisdiction not to be effective.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

Sincerely yours,

/s/ STRADLEY RONON STEVENS & YOUNG, LLP

EXHIBIT A

Acquiring Fund (and share classes) and Acquiring Entity	Corresponding Acquired Fund (and share classes) and Acquired Entity

AIM Variable Insurance Funds

Invesco Oppenheimer V.I. Capital Appreciation Fund, a series of AIM Variable Insurance Funds (Invesco Variable Insurance Funds)	Oppenheimer Capital Appreciation Fund/VA, a series of Oppenheimer Variable Account Funds

Series I	Non-Service

Series II	Service

Invesco Oppenheimer V.I. Conservative Balanced Fund, a series of AIM Variable Insurance Funds (Invesco Variable Insurance Funds)	Oppenheimer Conservative Balanced Fund/VA, a series of Oppenheimer Variable Account Funds

Series I	Non-Service

Series II	Service

Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund, a series of AIM Variable Insurance Funds (Invesco Variable Insurance Funds)	Oppenheimer Discovery Mid Cap Growth Fund/VA, a series of Oppenheimer Variable Account Funds

Series I	Non-Service

Series II	Service

Invesco Oppenheimer V.I. Global Fund, a series of AIM Variable Insurance Funds (Invesco Variable Insurance Funds)	Oppenheimer Global Fund/VA, a series of Oppenheimer Variable Account Funds

Series I	Non-Service

Series II	Service

Invesco Oppenheimer V.I. Global Multi-Alternatives Fund, a series of AIM Variable Insurance Funds (Invesco Variable Insurance Funds)	Oppenheimer Global Multi-Alternatives Fund/VA, a series of Oppenheimer Variable Account Funds

Series I	Non-Service

Series II	Service

Invesco Oppenheimer V.I. Global Strategic Income Fund, a series of AIM Variable Insurance Funds (Invesco Variable Insurance Funds)	Oppenheimer Global Strategic Income Fund/VA, a series of Oppenheimer Variable Account Funds

Series I	Non-Service

Series II	Service

A-1

Acquiring Fund (and share classes) and Acquiring Entity	Corresponding Acquired Fund (and share classes) and Acquired Entity

Invesco Oppenheimer V.I. Government Money Fund, a series of AIM Variable Insurance Funds (Invesco Variable Insurance Funds)	Oppenheimer Government Money Fund/VA, a series of Oppenheimer Variable Account Funds

Series I	Non-Service

Invesco Oppenheimer V.I. International Growth Fund, a series of AIM Variable Insurance Funds (Invesco Variable Insurance Funds)	Oppenheimer International Growth Fund/VA, a series of Oppenheimer Variable Account Funds

Series I	Non-Service

Series II	Service

Invesco Oppenheimer V.I. Main Street Fund®, a series of AIM Variable Insurance Funds (Invesco Variable Insurance Funds)	Oppenheimer Main Street Fund®/VA, a series of Oppenheimer Variable Account Funds

Series I	Non-Service

Series II	Service

Invesco Oppenheimer V.I. Main Street Small Cap Fund®, a series of AIM Variable Insurance Funds (Invesco Variable Insurance Funds)	Oppenheimer Main Street Small Cap Fund®/VA, a series of Oppenheimer Variable Account Funds

Series I	Non-Service

Series II	Service

Invesco Oppenheimer V.I. Total Return Bond Fund, a series of AIM Variable Insurance Funds (Invesco Variable Insurance Funds)	Oppenheimer Total Return Bond Fund/VA, a series of Oppenheimer Variable Account Funds

Series I	Non-Service

Series II	Service

A-2